             AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT
             -----------------------------------------------------

    THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT (the "Amended and Restated Agreement") is dated this 12th day of March 1997, among VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("Holdings"), VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("Valley-Delaware"), VALLEY NATIONAL GASES, INC. (formerly VALLEY WELDING SUPPLY CO.), a West Virginia Corporation, having an office at 67 43rd Street, Wheeling, West Virginia 26003 ("Valley"); WEST RENTALS, INC., a West Virginia Corporation, having an office at 67 - 43rd Street, Wheeling, West Virginia 26003 ("West"); GARY E. WEST ("Gary West" or the "Valley Shareholder"); and PHYLLIS J. WEST (referred to herein with Gary E. West as the "West Shareholders"); THE GARY
E. WEST GRANTOR RETAINED ANNUITY TRUST #1 ("Trust #1"), THE GARY E. WEST GRANTOR RETAINED ANNUITY TRUST #2 ("Trust #2"), THE GARY E. WEST GRANTOR RETAINED ANNUITY TRUST #3 ("Trust #3"), THE GARY E. WEST GRANTOR RETAINED ANNUITY TRUST #4 ("Trust #4"), THE GARY E. WEST GRANTOR RETAINED ANNUITY TRUST #5 ("Trust #5") and THE GARY E. WEST GRANTOR RETAINED ANNUITY TRUST #6 ("Trust #6") (each a "Trust" and collectively the "Trusts"); and PRAXAIR, INC. (formerly UNION CARBIDE INDUSTRIAL GASES INC.), a Delaware corporation with an office at 39 Old Ridgebury Road, Danbury, Connecticut 06810-5113 ("Praxair").


                            W I T N E S S E T H
                            -------------------

    WHEREAS, Valley, West, the Valley Shareholder, the West Shareholders and Praxair are parties to that certain Right of First Refusal Agreement dated as of September 30, 1991 (the "Agreement");

    WHEREAS, Valley, West and Linde Gases of the Great Lakes, Inc. ("Linde"), a wholly-owned subsidiary of Praxair, were parties to an Asset Purchase Agreement dated as of August 16, 1991, (the "Purchase Agreement") pursuant to which, among other things, Valley and West acquired substantially all of the assets of Linde's retail and wholesale packaged gas business located in Western Pennsylvania ("Business"). The Valley Shareholders and the West Shareholders benefited substantially from the transactions contemplated by the Purchase Agreement. It was a condition precedent to the obligations of Linde and Praxair to proceed with the transactions contemplated by the Purchase Agreement that Valley, West, the Valley Shareholders and the West Shareholders grant to Praxair certain Rights of First Refusal and Rights of First Discussion rights with respect to proposed future transfers of certain business and assets or stock of Valley and West. In order to induce Praxair to consummate the transactions contemplated by the Purchase Agreement, each of Valley, West, the Valley Shareholders and the West Shareholders agreed to enter into the Agreement affording to Praxair certain rights of first refusal or first discussion;

    WHEREAS, the Valley Shareholder has with the consent of Praxair transferred 6.12 Valley Shares (as defined herein) to each of Trust #1 and Trust #2 and has transferred 4.59 Valley Shares to each of Trust #3, Trust #4, Trust #5 and Trust #6 as of January 31, 1997 and the Trusts have agreed with Praxair to be legally bound by the provisions of the Agreement;

    WHEREAS, Valley has informed Praxair that it wishes to restructure its organization in such a manner that Valley will be a wholly owned subsidiary of Valley-Delaware, that Valley-Delaware will be a wholly owned subsidiary of Holdings and that Holdings will, immediately prior to the completion of an initial public offering currently contemplated by Holdings (the "IPO"), be wholly owned by the Trusts, except for 5.4% of Holdings common stock (the "Common Stock") held in the aggregate by certain directors and officers of Holdings and by the Estate of Linda Bott (the "Reorganization");

    WHEREAS, in order to effectuate the Reorganization (i) each of the Trusts will transfer and convey to Holdings all of the Valley Shares owned by them respectively in exchange for the issuance to them by Holdings of an aggregate of 7,000,000 shares of Common Stock immediately prior to the IPO and (ii) Holdings will contribute all the issued and outstanding Valley Shares owned by it to Valley-Delaware in exchange for the issuance by Valley-Delaware to Holdings of all the issued and outstanding shares of the capital stock of Valley-Delaware (together, the "Reorganization Transactions");

    WHEREAS, the transfers contemplated in the Reorganization Transactions would, but for Praxair's waiver contained herein, be subject to the right of first refusal set forth in the Agreement; and

    WHEREAS, each of Holdings, Valley-Delaware and the Trusts will benefit from the Reorganization Transactions.

    NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Defined Terms
       -------------

  "Affiliate" means, with respect to any party, any Person or entity acting
   ---------
on behalf of such party or which is controlled, directly or indirectly, by such party and, in the case of an individual, any member of such party's "immediate family" within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended.

  "Asset Sale" means any sale, transfer, conveyance, exchange or other
   ----------
disposition by West of any material assets used in the business of Holdings and its direct and indirect subsidiaries.

  "Average Price Per Share" means, with respect to any Second-Step
   -----------------------
Transaction (defined below), the weighted average cash price and/or other consideration (valued at its fair market value), per share, paid or delivered by Praxair or its Affiliates in connection with such Second-Step Transaction.

  "Capital Transaction" means any (a) merger, consolidation, combination,
   -------------------
reorganization or issuance, grant or sale of Equity Securities, or other similar transaction involving Holdings or any other Persons, that would result in a Change In Control (as defined herein) or (b) any sale, transfer, conveyance, exchange or other disposition of assets (including Equity Securities of subsidiaries) of Holdings, Valley-Delaware and Valley other than (i) sales of assets in the ordinary course of business and (ii) sales of assets of up to 10% of the asset value (based on fair value) of Holdings, on a consolidated basis, per year.

  "Change In Control" means any transaction which would result in Gary West,
   -----------------
the Trusts and the Permitted Transferees (as defined herein) owning, in the aggregate, less than (i) fifty-one percent (51%) of the Holdings Shares, on a Fully Diluted Basis or (ii) fifty-one percent (51%) of the combined voting power of all outstanding Equity Securities of Holdings.

  "Equity Security" of a Person means (i) any capital stock of or equity
   ---------------
interests in such Person, (ii) any option, warrant or other right to acquire any Equity Security and (iii) any security issued by such Person or any Affiliate of such Person that is convertible into or exchangeable for any Equity Security.

  "Fully Diluted Basis" means, with respect to the Holdings Shares, the
   -------------------
number of Holdings Shares issued and outstanding, at the relevant time, after giving effect to the assumed exercise or conversion, if applicable, of all Equity Securities of Holdings (including, without limitation, any Equity Securities issued in connection with the relevant transaction with respect to which the determination of Fully Diluted Basis is being made).

  "Market Price" means, with respect to any trading day, (i) if the Holdings
   ------------
Shares are then listed or admitted for trading on any United States securities exchange or, if not so listed or admitted
for trading, are listed or admitted for trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") National Market or SmallCap Market, the last sale price of the Holdings Shares, regular way, or the mean of the bid and asked prices thereof for any trading day on which no such sale occurred, in each case as officially reported on the principal securities exchange on which the Holdings Shares are listed or admitted for trading or on the Nasdaq National Market or SmallCap Market, as the case may be, or (ii) if not so listed or admitted for trading on a United States securities exchange or the Nasdaq National Market or SmallCap Market, the mean between the closing high bid and low asked quotations for the Holdings Shares in the over-the-counter market as reported by Nasdaq, or any similar system for the automated dissemination of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by Holdings; provided, however, that if, by reason of extended or
                      --------  -------
continuous trading hours on any exchange or in any market or for any other reason, the time, with respect to any trading day, of the close of trading for the purpose of determining the "last sale price" or the "closing" bid and asked prices is not objectively determinable, the time on such trading day used for the purpose of reporting any compilation of last sale prices or closing bid and asked prices in The Wall Street Journal shall be the time on
                                -----------------------
such trading day as of which the "last sale price" or "closing" bid and asked prices are determined for purposes of this definition. If the Holdings
Shares are quoted on a United States securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported, and in the manner set forth in clause
(ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not.

  "Person" means any individual, corporation, partnership (general or
   ------
limited), firm, joint venture, association, joint-stock company, trust, unincorporated organization, government or regulatory body, limited liability company, or other entity.

  "Transfer" means any transaction, including, without limitation, any sale,
   --------
transfer, conveyance, issuance or other disposition, whether by sale of stock, merger, consolidation, reorganization, exchange or conversion of securities, gift or otherwise, which would result in a Change In Control.

  All comparisons between per share amounts herein shall take into account as appropriate intervening stock splits, reverse stock splits, stock dividends, stock subdivisions and the like.

    2. Representation and Warranties.
       -----------------------------

       (A) Holdings, Valley-Delaware, Valley, West, Gary West, the Trusts and the West Shareholders hereby jointly and severally represent and warrant to Praxair that:

            (i) Each of Holdings, Valley-Delaware, Valley and West is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power to enter into and perform this Amended and Restated Agreement; each of Holdings, Valley-Delaware, Valley and West has taken all corporate action necessary to authorize the execution and performance of this Amended and Restated Agreement and the transactions contemplated hereby by it; each of the Trusts has the necessary authority to execute and perform this Amended and Restated Agreement; the execution, delivery and performance of this Agreement by each of Holdings, Valley-Delaware, Valley and West does not violate any provision of the respective charters or bylaws (and in the case of each of the Trusts, does not violate any provision of its instrument of formation, hereinafter the "Trust Agreements"), or any other agreement to which it is a party or by which any of its assets are bound; and this Agreement is enforceable against each of Holdings, Valley-Delaware, Valley, West and the Trusts in accordance with its terms.

            (ii) The execution, delivery and performance of this Amended and Restated Agreement by Gary West and the West Shareholders does not violate any provision of any agreement to which either is a party or by which any of their respective assets are bound.

            (iii) Exhibit A attached hereto and made a part hereof, correctly
                  ---------
describes Holdings' capitalization immediately after the Reorganization and correctly identifies each subsidiary of Holdings (Holdings' issued and outstanding shares of capital stock, at any given time, are hereinafter referred to as the "Holdings Shares"). The Holdings Shares issued and outstanding immediately after the Reorganization will be owned beneficially and of record by the Trusts, certain directors and officers of Holdings and by the Estate of Linda Bott, as set forth in Exhibit A, and all such
                                             ---------
outstanding Holdings' Shares are validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of Holdings' Shares other than as set forth in the Trust Agreements and other than as described in the registration statement number 333-19973 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "SEC") on January 17, 1997, as such may be amended, a copy of which has been delivered to Praxair. Holdings shall cause a copy of the final Registration Statement to be delivered to Praxair promptly after such shall have been declared effective by the SEC. Also set forth on Exhibit A hereto is a pro
                                                  ---------
forma capitalization of Holdings immediately after the closing of the IPO. Upon the consummation of the Reorganization, the IPO and the other transactions described in the Recitals to this Amended and Restated Agreement, Persons who are subject to the transfer and other prohibitions of this Amended and Restated Agreement will at that time own in the aggregate issued and outstanding Holdings Shares representing not less than 60% of the Holdings Shares on a Fully Diluted Basis.

            (iv)  Exhibit B attached hereto and made a part hereof, correctly
                  ---------
describes Valley-Delaware's capitalization immediately after the Reorganization and correctly identifies each subsidiary of Valley-Delaware (Valley-Delaware's issued and outstanding shares of capital stock, at any given time, are hereinafter referred to as the "Valley-Delaware Shares").
The Valley-Delaware Shares issued and outstanding immediately after the Reorganization will be owned beneficially and of record by Holdings, as set forth in Exhibit B, and all such outstanding Valley-Delaware Shares are
         ---------
validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of Valley-Delaware Shares.

            (v)   Exhibit C attached hereto and made a part hereof,
                  ---------
correctly describes Valley's capitalization immediately after the Reorganization and correctly identifies each subsidiary of Valley (Valley's issued and outstanding shares of capital stock, at any given time, are hereinafter referred to as the "Valley Shares"). The Valley Shares issued and outstanding immediately after the Reorganization will be owned beneficially and of record by Valley-Delaware, as set forth in Exhibit C, and
                                                               ---------
all such outstanding Valley Shares are validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of Valley Shares.

            (vi)  Exhibit D attached hereto and made a part hereof,
                  ---------
correctly describes West's capitalization immediately after the Reorganization and correctly identifies each subsidiary of West (West's issued and outstanding shares of capital stock, at any given time, are hereinafter referred to as the "West Shares"). The West Shares issued and outstanding after the Reorganization will be owned beneficially and of record by the West Shareholders, as set forth in Exhibit D hereto, and all such
                                          ---------
outstanding West Shares are validly issued, fully paid and nonassessable. No agreements of any type exist which provide for the issuance, sale, redemption, exchange or other transfer of West Shares.

            (vii) Gary West and the West Shareholders have full power to enter into and perform this Amended and Restated

Agreement; this Amended and Restated Agreement constitutes a valid and binding agreement of each of Gary West and the West Shareholders enforceable against each in accordance with its terms. All of the Holdings Shares, the Valley-Delaware Shares, the Valley Shares and the West Shares are free of any liens, claims, encumbrances or rights of others under any redemptions, option, shareholders' or similar agreement other than as set forth in the Trust Agreements and in the Registration Statement.

       (B) Praxair hereby represents and warrants to Holdings, Valley-Delaware, Valley, West, Gary West, the Trusts and the West
Shareholders that:

            (i) Praxair is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power to enter into and perform this Amended and Restated Agreement; Praxair has taken all corporate action necessary to authorize the execution and performance of this Amended and Restated Agreement and the transactions contemplated hereby by it; the execution, delivery and performance of this Agreement by Praxair does not violate any provision of its charters or bylaws or any other agreement to which it is a party; and this Amended and Restated Agreement is enforceable against Praxair in accordance with its terms.

            (ii) The execution, delivery and performance of this Amended and Restated Agreement by Praxair does not violate any provision of any agreement to which it is a party.

    3. Right of First Refusal.
       ----------------------

       (A)  (i)   In addition to any other limitations contained herein,
neither Gary West, the Trusts nor the Permitted Transferees will, at any time during the term hereof, sell, transfer, convey, assign, exchange, gift or otherwise dispose of any Holdings Shares, except (i) pursuant to transactions authorized by this Section, (ii) pursuant to one or more registered public offerings and (iii) pursuant to transactions which conform with the volume limitation and the manner of sale restrictions contained in Rule 144, as currently in effect, of the Securities Act of 1933, as amended, notwithstanding whether such volume limitation and sales restriction are applicable to such transaction and provided that all such Persons shall be deemed to be one Person for purposes of the volume limitation contained in that rule.

            (ii) In addition to the limitations contained in paragraph 3(A)(i), during the term of this Amended and Restated Agreement, (a) neither Gary West, the Trusts nor the Permitted Transferees will effect any Transfer,
(b) Holdings will
not, and will not permit any of its direct or indirect subsidiaries to, effect any Capital Transaction or Transfer and (c) West will not effect any Asset Sale, without, in each case, the consent of Praxair, unless otherwise permitted by this Section 3.

       (B) Notwithstanding anything contained in Section 3(A) of this Amended and Restated Agreement, the following transactions may be consummated without Praxair's consent:

            (i) Any and all assets of Holdings, Valley-Delaware, Valley and any direct or indirect subsidiaries of Valley may be transferred among Holdings, Valley-Delaware, Valley and any subsequently formed direct or indirect wholly-owned subsidiaries of Holdings.

            (ii) Any or all of the shares of Common Stock held by Gary West and the Trusts or any of them may, from time to time, be sold or transferred (a) to Gary West's or West Shareholder's parents, children, grandchildren, spouse, siblings, any of the above's respective spouse, the Trusts (or any other trusts, family limited partnerships or the like formed for the benefit of any of the foregoing) (b) to any Person listed in paragraph 3(B)(ii)(a) hereto, by Gary West's or any of the West Shareholder's, as applicable, last will and testament duly admitted to probate, or pursuant to applicable laws of intestacy (the "Permitted Transferees"), but only to the extent that such Permitted Transferees have executed and delivered to Praxair an instrument, pursuant to which such Permitted Transferees agree to be bound by the terms, covenants and conditions of this Amended and Restated Agreement.

            (iii) The Trusts will transfer to Gary West, if he is living, shares of Common Stock in accordance with the terms of the Trust Agreements without first offering Praxair a right of first refusal. Such shares of Common Stock transferred by the Trusts to Gary West shall automatically remain subject to this Amended and Restated Agreement.

            (iv) (a) In the event that at any time prior to the expiration of the term hereof, Gary West, the Trusts or the Permitted Transferees (individually, "Seller" and collectively, "Sellers") receive an offer (the "Offer") to acquire any or all of their Holdings Shares in a transaction that would result in a Change In Control, they shall, as a condition precedent to undertaking such transaction, by not less than 30 days prior written notice given to Praxair (the "Praxair Notice"), offer to sell all of their Holdings Shares subject to the Offer to Praxair (the "Praxair Offer") as provided in paragraph (b) below.

                  (b)  The notice required pursuant to

Sections 3(B)(iv)(a) shall (i) set forth the price and all the terms and conditions of the Offer, and identify the proposed offeror (the "Prospective Purchaser"); (ii) contain an offer on behalf of Sellers to sell to Praxair the securities which are the subject of the Offer, all upon the same terms and conditions offered by the Prospective Purchaser and acceptable by Sellers; provided, however, that if the consideration proposed to be paid by the
--------  -------
Prospective Purchaser is not payable all in cash, the offer to Praxair shall also afford Praxair an option to accept such offer by paying all cash to Seller in an amount which is the economic equivalent of the consideration proposed to be paid by such Prospective Purchaser or, if some portion of the non-cash consideration offered by the Prospective Purchaser does not have an ascertainable cash equivalent, by providing to Seller cash or other consideration acceptable to Seller which is the substantial economic equivalent of the non-cash or deferred consideration offered by the Prospective Purchaser;
(iii) contain a true and complete copy of the Offer acceptable to Seller from Prospective Purchaser which offer must be bona fide; (iv) contain a copy of all financial, business or other information and material furnished the Prospective Purchaser (or its representatives) by Seller; and (v) disclose the terms of each brokerage, sales consultant, finders and other similar arrangements applicable to the offer (or any portion thereof).

                  (c) Praxair shall elect, within thirty (30) days after delivery of the Praxair Notice (the "Option Period"), by written notice to the Sellers, either to accept or reject the Praxair Offer. If Praxair fails to make any election within the Option Period, it shall be deemed to have elected to reject the Praxair Offer.

                  (d) If Praxair rejects or is deemed to have rejected the Praxair Offer as described above, the Sellers shall be free, for a period of 100 days after the expiration of the Option Period, to consummate the Offer with the Prospective Purchaser substantially as described in the Praxair Notice, it being understood by Praxair that if the Offer constitutes a proposal to purchase Common Stock at the Market Price or some other formula based on trading prices in common stock, then any subsequent sale by the Sellers to the Prospective Purchaser may not be at the same price as set forth in the Praxair Notice. If the Offer is consummated within such 100 day period, this Amended and Restated Agreement will terminate automatically on the date the Offer is consummated. However, if the Sellers are unable to consummate, in whole or in part, the Offer within the referenced 100 day period, they shall once again be required to comply with the procedure set forth in this Section prior to consummating the Offer or any other Transfer.

            (v)   (a)  In the event that at any time after

Holdings becomes a public company and prior to the expiration of the term hereof, Sellers or Holdings shall desire in good faith to effect a Capital Transaction or Transfer (other than under any of the circumstances described in Paragraphs 3(B)(i)-(iv) or (vi), Sellers shall, as a condition precedent to undertaking, or causing Holdings to undertake, such transaction, by written notice given to Praxair (the "Clause (v) Notice"), grant Praxair the option (the "Clause (v) Option") to purchase up to all of the shares of Common Stock then owned by them (but in no event less than that number of shares constituting 51% of the then issued and outstanding shares of Common Stock on a Fully Diluted Basis), at a price per share equal to the Market Price of a share of Common Stock on the date that the Clause (v) Notice is given, payable in cash or, if agreed to by the Sellers and Praxair, in shares of capital stock of Praxair having an equivalent economic value and which are registered for resale under the federal securities laws effective as of the Closing Date (defined below), or are subject to a binding commitment of Praxair to register upon customary terms, subject to post-closing adjustments as provided below (the aggregate purchase price hereunder is referred to as the "Clause (v) Purchase Price").
The Clause (v) Notice shall describe the Capital Transaction or Transfer proposed to be undertaken (the "Proposed Transaction"), recite the Market
Price of the Common Stock on the date of the Clause (v) Notice and set forth the number of shares which are subject to the Clause (v) Option. Within thirty (30) days after delivery of the Clause (v) Notice (the "Response Period"), Praxair shall elect, by written notice to Gary West, the Trusts and the Permitted Transferees, either to exercise or reject the Clause (v)
Option. If Praxair fails to make any election within the Response Period, it shall be deemed to have elected to reject the Clause (v) Option.

                  (b) If Praxair elects to exercise the Clause (v) Option within the Response Period, then the closing shall occur on the date which is ten (10) days after the latest to occur of (i) the date of Praxair's delivery of its acceptance, (ii) the first date as of which all applicable bulk transfer laws have been complied with (unless such compliance has been waived by Praxair), or (iii) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any similar law all in accordance with the offer terms and conditions.

                  (c) If Praxair rejects or is deemed to have rejected the Clause (v) Option as described above, the Sellers and/or Holdings, as the case may be, shall be free, for a period of 100 days after the expiration of the Response Period, to consummate the Proposed Transaction substantially as described in the Clause (v) Notice. If the Proposed Transaction is consummated within such 100 day period, this Amended and Restated Agreement will terminate automatically on the date such Proposed Transaction is consummated (unless the Proposed Transaction consists solely of a sale of assets comprising, in the aggregate, less than 40% of the asset value (based on fair value) of Holdings, on a consolidated basis, in which case this Agreement shall continue). However, if the Sellers and/or Holdings are unable to consummate the Proposed Transaction within the referenced 100 day period, they shall once again be required to comply with the procedure set forth in this Section prior to consummating the Proposed Transaction or any other Capital Transaction or Transfer.

                  (d) In the event that Praxair exercises the Clause (v) Option, the Clause (v) Purchase Price shall be adjusted, after the closing of the Clause (v) Option (the "Closing Date") under either or both of the following circumstances:

                       (1) If (a) at any time within two (2) years after the Closing Date, Praxair, or any of its Affiliates (including Holdings or any of its Affiliates, if such Persons are at such time subsidiaries of Praxair), acquires, by way of merger, tender offer, going-private transaction, share exchange, redemption, consolidation, reorganization, conversion of securities, or similar transaction, in one transaction or a series of related transactions (a "Second-Step Transaction"), in excess of fifty percent (50%) of the shares of Holdings not acquired by Praxair on the Closing Date and (b) the Average Price Per Share paid or delivered in connection with the Second-Step Transaction exceeds the price per share paid by Praxair in connection with the Clause (v) Option, then, Praxair shall, simultaneously with the closing of the last tranche of the Second-Step Transaction, pay to the Sellers, in cash or, if the consideration tendered in connection with the Second-Step Transaction consists, in whole or in part, of value other than cash, then in kind, as additional purchase price, an amount calculated as follows:


                                 (X-Y) x Z


where "X" means the Average Price Per Share, "Y" means the price per share paid or delivered by Praxair in connection with the Clause (v) Option and "Z" means the number of shares of Common Stock that were acquired by Praxair pursuant to the Clause (v) Option. By way of illustration, if (i) Praxair exercises the Clause (v) Option on May 1 for the price per share of $10.00,
(ii) within two years thereafter it acquires the balance of the shares of Common Stock by way of a tender offer at an Average Price Per Share of $15.00 in cash and (iii) Praxair acquired 2 million shares of Common Stock pursuant to the Clause (v) Option, then the amount payable as additional purchase price pursuant to this paragraph would be $10,000,000, calculated as follows:

                   ($15-10) x 2,000,000 = $10,000,000


                  (2) If (i) at any time within two (2) years after the Closing Date, Praxair or any of its Affiliates, transfers, or causes, permits or suffers, the transfer, for value, by way of sale, merger, tender offer, going-private transaction, share exchange, redemption, consolidation, reorganization, conversion of securities, or similar transaction, of all or substantially all of the shares acquired by it in connection with the Clause
(v) Option, or a block of shares representing the same proportional interest in Holdings or any successor thereof that Praxair acquired in connection with the Clause (v) Option, in one transaction or series of related transactions, whether standing alone or as part of a larger transaction, and (ii) the aggregate value of the consideration received by Praxair and its Affiliates in respect of such shares exceeds the aggregate value of the consideration received by the Sellers in connection with the Clause (v) Option (including any additional purchase price paid pursuant to paragraph 3(B)(v)(d)(1)(a) above), then Praxair shall pay, or cause to be paid, simultaneously with the closing of such transaction, as additional purchase price, 50% of the excess to the Sellers, at Sellers' option, in cash or in kind. The provisions of the immediately preceding sentence shall not be applicable to any such transfer to a Person who is, or after giving effect to the applicable transfer and any contemporaneous transactions would be, an Affiliate of Praxair.

            (vi) (a) In the event that at any time prior to the expiration of the term hereof, West receives an offer to sell any or all of its assets, in a transaction which would constitute an Asset Sale, or Holdings receives an offer to sell any or all of its assets, on a consolidated basis, in a transaction that would constitute a Capital Transaction (in any such case, a "Sale Offer"), West or Holdings, as they case may be, shall, as a condition precedent to undertaking such transaction, by not less than 30 days prior written notice given to Praxair (the "Sale Notice"), offer to sell the assets that are the subject of the Sale Offer to Praxair on the same terms or substantially the same terms as the Sale Offer.

                  (b) The notice required pursuant to Sections 3(B)(vi)(a) shall (i) set forth the price, payable in cash, and all the terms and conditions of the Sale Offer, and identify the proposed offeror (the "Sale Offeror"), (ii) contain an offer on behalf of West or Holdings, as the case may be, to sell to Praxair the assets which are the subject of the Sale
Offer, all upon the same terms and conditions offered by the Sale Offeror and acceptable by West or Holdings, as the case may be, (iii) contain a true and complete copy of the Sale Offer acceptable to West or Holdings, as the case may be, from the Sale Offeror which offer must be bona fide.

                  (c) Praxair shall elect, within thirty (30) days after delivery of the Sale Notice (the "Sale Period"), by written notice to West or Holdings, as the case may be, either to exercise or reject the Sale Offer.
If Praxair fails to make any election within the Sale Period, it shall be deemed to have elected to reject the Sale Offer.

                  (d) If Praxair rejects or is deemed to have rejected the Sale Offer as described above, West or Holdings, as the case may be, shall be free, for a period of 100 days after the expiration of the Sale Period, to consummate the Sale Offer with the Sale Offeror, substantially as described in the Sale Notice. If West or Holdings, as the case may be, is unable to consummate, in whole or in part, the West Offer within the referenced 100 day period, it shall once again be required to comply with the procedure set forth in this Section prior to consummating the transactions contemplated by the Sale Offer. If the transaction contemplated by the Sale Notice is a sale of more than 40% of the asset value (based on fair value) of Holdings, on a consolidated basis, and Holdings consummates such sale within the referenced 100 day period, then this Amended and Restated Agreement shall terminate immediately upon the closing of such sale.

       (C) Holdings hereby agrees to give Praxair prompt written notice of the consummation of any asset sale outside of the ordinary course which does not constitute a Capital Transaction, which notice shall contain a brief description of the transaction undertaken and a certification signed by an executive officer of Holdings that the transaction does not constitute a Capital Transaction within the meaning of this Amended and Restated Agreement.

    4. Consent to Reorganization.  Praxair, by executing this Amended and
       -------------------------
Restated Agreement does hereby consent to the Reorganization.
Notwithstanding anything to the contrary herein, for purposes of applying and interpreting this Amended and Restated Agreement, until such time, if ever, as the Reorganization occurs, all references in Sections 1, 3, 5, 7 and 9 to the term "Holdings" shall be deemed to refer to the term "Valley", all references in such Sections to the "Holdings Shares" and correlative concepts shall be deemed to refer to the Equity Securities of Valley and all references in such Sections to the Common Stock shall be deemed to refer to the common stock of Valley, and other corresponding changes shall be deemed made. The parties hereto shall enter into such reasonable documentation as any of them may request to confirm the foregoing with more specificity.

    5. Agreement Not To Purchase Stock.  In further consideration of all of
       -------------------------------
the terms and conditions hereof, Praxair hereby covenants and agrees that, until such time, if ever, as Praxair acquires pursuant to the procedures set forth in this Amended and Restated Agreement, at least 51% of the shares of Common Stock, neither it nor any of its Affiliates (regardless of whether such Person or entity is an Affiliate as of the date hereof) will at any time, (A) except pursuant to the procedures set forth in this Amended and Restated Agreement, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Equity Securities or direct or indirect rights or options to acquire any securities of Holdings or its Affiliates, (B) make, or in any way participate, directly or indirectly, in any "solicitation" of "Proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to, the voting of any voting securities of Holdings or any of its Affiliates, provided, that nothing contained herein is intended to prevent Praxair from exercising its voting rights with respect to any Equity Securities of Holdings acquired by it pursuant to this Agreement, or
(C) form, join or in any way participate in a "group" within the meaning of
Section 3(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of Holdings or its Affiliates, or (D) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Holdings or its Affiliates.

    6. Term.    The term of this Amended and Restated Right Agreement shall
       ----
expire at midnight (EDT) on September 29, 2006, unless earlier terminated as provided above.

    7. Access to Information.  Upon Praxair's receipt of a notice pursuant to
       ---------------------
Section 3(B)(iv) or (v) or (vi) of this Amended and Restated Agreement,
Praxair shall have the right to request from each Seller, and each Seller shall promptly provide Praxair with access to (and permit Praxair to copy) Holding's books and records. All such information, materials and documents provided or made available to Praxair shall, unless and until conveyed to Praxair, be treated by Praxair as proprietary and confidential information of Holding's and, except to the extent such information is or becomes generally available to the public through no fault of Praxair, shall not at any time be used in any manner or disclosed or revealed to any third party (other than for purposes of having Praxair and its agents and representatives evaluate the Praxair Offer, the Sale Offer or the Clause (v) Option or as may be required by law). The provision of this Section 7 shall terminate immediately upon the expiration of the term hereof, as same may be earlier terminated as provided above (the "Termination Date"), unless Praxair has not on or prior to that date exercised the Praxair Offer, the Sale Offer or the Clause (v) Option, in which case, this Section 7 shall terminate on the later to occur of (i) the Termination Date or (ii) the date which is two (2) years after the latest disclosure made to Praxair pursuant to this Section 7.


    8. Conduct of Business.  During the Option Period and, until the closing
       -------------------
held pursuant to Praxair's acceptance of the Praxair Offer, the Sale Offer or the Clause (v) Option, Holdings, Valley-Delaware or Valley, as applicable, shall conduct their respective businesses diligently and in the ordinary course and will not make or institute any unusual or novel methods of business operations or declare or pay any dividends on, or make any other distribution in respect of, its capital stock.

    9. Voting Control.  Gary West, the Trusts and the Permitted Transferees
       --------------
do hereby agree and covenant that they will not vote their shares of Common Stock in favor of any action and Holdings agrees and covenants that it will not take any action, including without limitation, by way of the adoption or amendment of any provision of the Articles of Incorporation or Bylaws of Holdings, the adoption of or any amendment of any provision of a rights plan or other similar plan of Holdings, that would or could prevent any holder of 51% or more of the Common Stock outstanding at any time from having voting rights sufficient to approve any matter requiring shareholder approval under applicable law or under Holdings' respective Articles of Incorporation or By-Laws, or that would or could otherwise frustrate Praxair's ability to enjoy the rights and benefits contemplated by this Amended and Restated Agreement.

    10.     Restrictive Covenants.  (A) In the event of any purchase by
            ---------------------
Praxair pursuant to this Amended and Restated Agreement:

            (i) No Seller shall, directly or indirectly, except at the request of Praxair, use or disclose to any third party any of the technical, financial, operational, marketing or similar or different information pertaining to the assets and the business which are the subject of the sale, except when, after and to the extent such information is or becomes generally available to the public through no fault of the Seller.

            (ii) For a period of three (3) years from and after the date of any such purchase by Praxair, no Seller shall, directly or indirectly, engage in any business which sells or engages in the sale of any industrial gas and/or welding products in any county which an office or retail outlet then sold to Praxair is located or in any other county contiguous with any such county, except that this restriction shall not apply to any

Seller's sale of industrial gas and/or welding products in any such counties or counties contiguous thereto where Seller has an established business operation (including retail outlet or other branch) which Seller retains after date of such purchase by Praxair (all such sales to be made solely through such business operations), or to the sale by Seller to customers (wherever located) with whom such Seller has established industrial gas and/or welding products customers which Seller retains after any such sale or transfer to Praxair. In applying the preceding sentence to a sale of stock which results in Praxair becoming a majority shareholder of Holdings, Valley-Delaware, Valley, West and/or any subsidiary thereof, Praxair shall be deemed to have acquired all the offices and retail outlets of the entity for which a change of control has occurred and/or of each subsidiary of such entity. To the extent that the obligations of a Seller (or any of them) provided in this clause (ii) are invalid or unenforceable because they are not sufficiently limited in respect of duration, geographic area or otherwise, they shall be deemed to be limited so that they are enforceable to the maximum extent permitted by law. This sub-paragraph (B) shall survive any termination of this Amended and Restated Agreement .

  (B) Holdings, Valley, Gary West, the Trusts and the Permitted Transferees hereby agree and covenant that for eighteen months from the date hereof, they shall not cause or permit a transaction or other event within their control to occur that would result in a Change In Control.

       11.     Releases.   (A) Each of Holdings, Valley-Delaware, Valley, West,
               --------
the West Shareholders and the Trusts (the "Valley Parties"), on their own behalf and on behalf of each of their Affiliates (collectively, the "Valley Releasors"), hereby releases and forever discharges (i) Praxair and each of its Affiliates, (ii) each of the stockholders, directors, officers, agents, employees, successors, predecessors, assigns and attorneys of Praxair and each such Affiliate and (iii) each of the heirs, representatives, successors, predecessors and assigns of each Person described in clause (ii)
(collectively, the "Praxair Releasees") from all actions (including derivative actions), causes of action, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including counter-claims and cross-claims) and demands whatsoever, in law, admiralty or equity, whether or not arising from fraud in the inducement or any matter unknown as of the date hereof, which against the Praxair Releasees, the Valley Releasors, their successors and assigns, or any of them, ever had, now have or hereafter can, shall or may, have for, upon or by reason of or relating to any matter, action, transaction, omission, practice, conduct, cause or thing whatsoever from the beginning of the world to date hereof, including, without limitation, any claims, rights or liabilities which may arise pursuant to, by reason of or in connection with, any matter, cause or thing whatsoever relating to the Agreement.

    (b) Praxair, on its own behalf and on behalf of each of its Affiliates (collectively, the "Praxair Releasors"), hereby releases and forever discharges (i) the Valley Parties and each of its Affiliates, (ii) each of the stockholders, directors, officers, agents, employees, successors, predecessors, assigns and attorneys of the Valley Parties and each such Affiliate and (iii) each of the heirs, representatives, successors, predecessors and assigns of each Person described in clause (ii) (collectively, the "Valley Releasees") from all actions (including derivative actions), causes of suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including counter-claims and cross claims) and demands whatsoever, in law, admiralty or equity, whether or not arising from fraud in the inducement or any matter unknown as of the date hereof, which against the Valley Releasees, the Praxair Releasors, their successors and assigns, or any of them, ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, action transaction, omission, practice, conduct, cause or thing whatsoever from the beginning of the world to the date hereof, including, without limitation, any claims, rights or liabilities which may arise pursuant to, by reason of, or in connection with, any matter, cause or thing whatsoever relating to the Agreement.

    (c) The releases provided for this Section 11 shall not apply to claims arising solely under this Amended and Restated Agreement or in respect of commercial relationships by and among the parties hereto, in the ordinary course, or claims arising under the various representations, warranties and indemnities contained in the Purchase Agreement and the documents ancillary thereto (other than the Agreement), to the extent that such provisions continue to survive as of the date hereof. Furthermore, the releases provided for in this Section 11 shall not, notwithstanding anything to the contrary contained therein, run to the benefit of any stockholder, solely in its, his or her capacity as a stockholder, of any releasee hereunder which is a public company, unless such Person is also (i) an Affiliate, director, officer, agent or attorney of such releasee or (ii) an Affiliate, heir, representative, successor, predecessor or assign of any Person referred to in clause (i).

    12.     Integration; Amendments; etc.  This Amended and Restated
            ----------------------------
Agreement supersedes the Agreement and contains the entire understanding of the parties with respect to the subject matter contained herein and may be amended only by a written instrument executed by Sellers, Holdings and Praxair.

    13.     Notices.  Notices and other communications from a party hereto to
            -------
another party hereto relating hereto shall be in writing, shall be delivered by hand or overnight courier service of recognized standing or sent by telecopy or first class mail, postage prepaid, shall be deemed given when actually received and shall be addressed in the case of each party as follows or to such other address as shall be specified by notice to the other party:

    NOTICE ADDRESS FOR PRAXAIR:

    Praxair, Inc.
    39 Old Ridgebury Road
    Danbury, Connecticut  06810-5113
    Attention:  Secretary
    Telecopy:   203-837-2545
    Telephone:  203-837-2000

    NOTICE ADDRESS FOR HOLDINGS, ITS SUBSIDIARIES, WEST,
  GARY WEST AND HIS AFFILIATES:

    Valley National Gases Incorporated
    67 43rd Street
    Wheeling, West Virginia  26003
    Telecopy:   304-232-1558
    Telephone:  304-232-1541

    14.     Expenses.  Each party to this Amended and Restated Agreement
            --------
shall bear its own expenses incurred in the performances hereof, irrespective of whether the transactions contemplated herein are consummated. This Amended and Restated Agreement, however, shall not be deemed to include expenses of any Seller whose expenses of any proposed transaction, in whole or in part, are to be paid by a Prospective Purchaser as part of an offer or transfer agreement.

    15.     Counterparts.  This Amended and Restated Agreement may be signed
            ------------
in any number of counterparts, each of which shall be deemed an original.

    16.     No Restriction on Valley or West Financing.  Nothing in this
            ------------------------------------------
Amended and Restated Agreement shall impair or restrict present or future bona fide financing arrangements (including all financing collateral requirements) with unaffiliated third parties of either Holdings, Valley-Delaware or Valley. Praxair expressly agrees that any power, right or option granted it in this Amended and Restated Agreement shall be subordinate to any and all collateral security rights and interests in and to Holdings, Valley-Delaware and Valley's assets, which are or may be, either now or in the future, required by any and all of Holdings, Valley-Delaware and/or Valley's sources of business financing.

    17.     Legend.  (A) Gary West, Holdings and the Trusts hereby covenant
            ------
and agree that at all times during the term of this Amended and Restated Agreement, they shall cause certificates evidencing shares of Common Stock held by Gary West, the Trusts and Permitted Transferees and representing not less than 51% of the issued and outstanding Common Stock, on a Fully Diluted Basis, to contain the following legend:

    "The shares represented by this certificate are subject to the terms and conditions of an Amended and Restated Right of First
    Refusal Agreement with Praxair, Inc., dated as of March ---, 1997, and may be transferred only in accordance with the provisions thereof."

    (B) As a condition precedent to the issuance by Holdings of any Equity Securities after the Reorganization and during the term of this Amended and Restated Agreement, Gary West, Holdings and the Trusts hereby covenant and agree (i) to cause that number of additional certificates evidencing shares of Common Stock held by Gary West, the Trusts and the Permitted Transferees to be so legended such that, after giving effect to such issuance, such Persons remain in compliance with the provisions of Paragraph (A) above and
(ii) to notify Praxair promptly as to such issuance and as to the steps taken to effectuate such compliance.

    18.     Further Assurances.  At any time and from time to time upon the
            ------------------
request of a party hereto, the other parties shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the requesting party may reasonably request in order to fully effect the purpose of this Amended and Restated Agreement and to validly transfer or confirm the transfer of any business, assets, shares and/or securities sold to Praxair pursuant to this Amended and Restated Agreement.


    19.     Public Disclosure of Amended and Restated Agreement.  Each of
            ---------------------------------------------------
Praxair and Holdings and its subsidiaries hereby agrees to provide the other with a reasonable opportunity to review and comment upon (but not approve) any written public disclosure or description of or relating to this Amended and Restated Agreement.

    20.     Waiver.  Except as expressly provided herein, no failure or delay
            ------
on the part of any party hereto in exercising any power, right or option hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or option preclude any other, further or subsequent exercise thereof or an exercise of any other power, right or option hereunder; it being understood that the powers, rights and options of all parties hereto under this Amended and Restated Agreement are cumulative, repetitive and in addition to any rights and remedies now or hereafter existing in law or in equity. Nothing herein contained shall be construed to extend the option period or rights except as specifically provided herein.

    21.     Governing Law.  This Amended and Restated Agreement and the
            -------------
rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut.

    22.     Severability.  The provisions of this Amended and Restated
            ------------
Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall not effect any other provision of this Amended and Restated Agreement, which shall remain in full force and effect.

    23.     Successors and Assigns.  This Amended and Restated Agreement
            ----------------------
shall be binding upon and inure to the benefit of Praxair, Holdings, Valley-Delaware, Valley, West, Gary West, the Trusts, the West Shareholders and their respective heirs, personal representatives, successors and assigns. The powers, rights and options of Praxair under this Amended and Restated Agreement are personal to it and are not assignable or otherwise transferable; provided, however that Praxair may transfer and assign such powers, rights and options under this Amended and Restated Agreement to any subsidiary, of which Praxair is the record and beneficial holder of not less than one hundred percent (100%) of the issued and outstanding capital stock, and which subsidiary, for the purposes of this Amended and Restated Agreement shall be subject to all such Praxair prohibitions against assignment and transfer.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.


PRAXAIR, INC.                            /s/ Phyllis J. West
                                      -------------------------------------
                                      Phyllis J. West,
                                      as Shareholder of
                                      WEST RENTALS, INC.
By     /s/ Jose R. Rivero
  ------------------------------
  Its     Vice President              The Gary E. West Grantor
     ---------------------------      Retained Annuity Trust
                                      #1, The Gary E. West
VALLEY NATIONAL GASES HOLDINGS        Grantor Retained Annuity
  INCORPORATED                        Trust #2, The Gary E.
                                      West Grantor Retained
                                      Annuity Trust #3, The
By      /s/ Gary E. West              Gary E. West Grantor
  ------------------------------      Retained Annuity Trust,
  Gary E. West                        #4, The Gary E. West
  Its Chairman                        Grantor Retained Annuity
                                      Trust #5, The Gary E.
VALLEY NATIONAL GASES DELAWARE,       West Grantor Retained
  INC.                                Annuity Trust #6

                                      By      /s/ Gary E. West
By      /s/ Gary E. West                -----------------------------------
  ------------------------------        Gary E. West, Trustee
  Gary E. West
  Its Chairman


VALLEY NATIONAL GASES, INC.


By      /s/ Gary E. West
  ------------------------------
  Gary E. West
  Its Chairman


WEST RENTALS, INC.


By      /s/ Gary E. West
  ------------------------------
  Gary E. West
  Its President

       /s/ Gary E. West
--------------------------------
Gary E. West, as Shareholder
 of WEST RENTALS, INC.

                                EXHIBIT A
                                ---------

  1.   CAPITALIZATION OF VALLEY NATIONAL GASES INCORPORATED ("HOLDINGS").

       Preferred Stock, $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding.

    Common Stock, $.001 par value, 30,000,000 shares authorized, 7,402,084 shares issued and outstanding owned beneficially and of record by the Trusts, except for 5.4% of Holdings stock held in the aggregate by certain directors and officers of Holdings and by the Estate of Linda Bott.

  2.   SUBSIDIARIES OF HOLDINGS.

       Valley National Gases Delaware, Inc.
       Valley National Gases, Inc.

  3.   PRO FORMA CAPITALIZATION GIVING EFFECT TO THE TRANSACTIONS
       CONTEMPLATED IN THE REGISTRATION STATEMENT.

       Preferred Stock, $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding.

       Common stock, $.001 par value, 30,000,000 shares authorized, 10,020,084<F*> shares issued and outstanding.



[FN]
---------------------
<F*> Does not include 405,000 shares issuable pursuant to an over-allotment option granted to the underwriters in the initial public offering.

                                EXHIBIT B
                                ---------

  1.   CAPITALIZATION OF VALLEY NATIONAL GASES DELAWARE, INC.
       ("VALLEY-DELAWARE").


       Preferred Stock, no shares authorized.

       Common Stock, $.01 par value, 1,000 shares authorized, 1,000 shares issued and outstanding owned beneficially and of record by Valley National Gases Incorporated.

  2.   SUBSIDIARIES OF VALLEY-DELAWARE.

       Valley National Gases, Inc.

                                EXHIBIT C
                                ---------

  1.   CAPITALIZATION OF VALLEY NATIONAL GASES, INC. ("VALLEY").


       Preferred Stock, no shares authorized.

       Common Stock, $100.00 par value, 80 shares authorized, 30.6 shares issued and outstanding owned beneficially and of record by Valley National Gases Delaware, Inc., 49.4 shares held in Treasury.

  2.   SUBSIDIARIES OF VALLEY

       None

                               EXHIBIT D
                               ---------

  1.   CAPITALIZATION OF WEST RENTALS, INC. ("WEST").


       Preferred Stock, no shares authorized.

       Common Stock, $1.00 par value, 5,000 shares authorized, 1,000 shares issued and outstanding, 4,000 shares held in treasury.

  2. Gary E. West and Phyllis J. West each own 500 shares of the issued and outstanding shares of Common Stock.

  3.   SUBSIDIARIES OF WEST

       None